Exhibit 99.1

AGREEMENT OF LEASE

Made as of this   day of May, 2013, by and between HUNTINGTON QUADRANGLE 2, LLC, a New York general partnership having its principal office at 100 Jericho Quadrangle, Jericho, New York 11753, hereinafter referred to as “Landlord” and FALCONSTOR SOFTWARE INC., a Delaware corporation with offices located at 2 Huntington Quadrangle, Suite 2S01, Melville, New York 11747, hereinafter referred to as “Tenant”.

WITNESSETH:                                          Landlord and Tenant hereby covenant and agree as follows:

SPACE

1.         Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the two spaces consisting of the entire rentable area, including bathrooms, of the second floor south wing known as Suite 2S01, and Suite 1S20, both substantially as shown on the rental plan initialed by the parties and made part hereof as Exhibit 1 in the building known as Two Huntington Quadrangle, Melville, New York 11747 (the “Building”), hereinafter referred to as the “Demised Premises”. The parties agree that for all purposes of this lease the Demised Premises consist of 59,218 rentable square feet irrespective of any disparity between the (i) such figure and any actual measurement of such area, or (ii) the usable area thereof.  Tenant shall also be permitted to use, on a non-exclusive basis, in common with other tenants at the Building, the common facilities of the Building. Such use of such facilities shall be subject to such reasonable rules, regulations and procedures governing the use thereof as Landlord shall from time to time promulgate.

Additionally, Tenant shall be permitted to use portions of the Building as are required in order to interconnect the equipment located in the two suites of the Demised Premises, including cabling, wire and conduit now existing or hereafter installed in order to make such connections and that portion of the common area located on the second (2nd) floor and shown as the crosshatched portion of Exhibit 1 attached hereto and made a part hereof, including the use of the easternmost mechanical room on the 2nd floor (denoted “MR” on attached Exhibit 1) as it is currently being utilized.

Tenant shall also be permitted to use, on a non-exclusive basis, in common with other tenants at the Building, the common facilities of the Building. Such use of such facilities shall be subject to such reasonable rules, regulations and procedures governing the use thereof as Landlord shall from time to time promulgate.

TERM

2.         The term of this lease shall commence on March 1, 2014, hereinafter referred to as the “Term Commencement Date”, and shall terminate on April  30, 2021, hereinafter referred to as the “Expiration Date”, unless earlier terminated or extended as provided herein.

RENT

3.         A.         The base annual rental rate payable by Tenant is as follows:

Lease period			Base Annual Rent
3/1/2014	-	2/28/2015	$1,302,796.00
3/1/2015	-	2/29/2016	$1,341,879.88
3/1/2016	-	2/28/2017	$1,382,136.28
3/1/2017	-	2/28/2018	$1,423,600.36
3/1/2018	-	2/28/2019	$1,466,308.38
3/1/2019	-	2/29/2020	$1,510,297.63
3/1/2020	-	2/28/2021	$1,555,606.56
3/1/2021	-	4/30/2021	$1,602,274.75

In addition to the Base Annual Rent, Tenant shall pay to Landlord the base annual common area electric charge, which, shall be $74,022.50, subject to escalations pursuant to Schedule C-2, (together the “Rent”). Tenant agrees to pay the Rent equal monthly installments in advance, on the first day of each calendar month during the Demised Term at the office of Landlord. Tenant shall pay the rent as above and as hereinafter provided, without any set off or deduction whatsoever.  As used herein, the term “Lease Year” shall mean each consecutive twelve (12) calendar month period, the first such period commencing on the Term Commencement Date and ending on the day immediately preceding the first anniversary of the Term Commencement Date. Provided that Tenant is not in monetary or other material default with the terms of this Lease, beyond any applicable grace, notice, or cure period, no monthly payments of base annual rental shall be due during the second (2nd),thirteenth (13th), and twenty-fifth (25th) calendar months of the Demised Term. Additionally, provided that Tenant is not in monetary or other material default with the terms of this Lease, beyond any applicable grace, notice, or cure period, Tenant will receive a credit against the payment of rent during the twenty- sixth (26th) calendar month, equal to two-thirds (2/3) of the rent payable in said 26th calendar month of the Demised Term.

B.         (intentionally omitted)

C.         If Tenant shall fail to pay when due any installment of Base Annual Rent, common area electric charge or any payment of additional rent for a period of five (5) days after such installment or payment shall have become due, Tenant shall pay interest on the amount of such installment outstanding at the lesser rate (the “Default Rate”) of (i) four percent (4%) per annum in excess of the prime interest rate of Citibank, N.A., as publicly announced from time to time or, if Citibank, N.A. shall cease to exist or announce such rate, any similar rate designated by Landlord which is publicly announced from time to time by any other bank in the City of New York having combined capital and surplus in excess of One Hundred Million and 00/100 Dollars ($100,000,000) ("Prime Rate"), or (ii) the maximum rate of interest, if any, which Tenant may legally contract to pay, from the date when such installment or payment shall have become due to the date of the payment thereof, and such interest shall be deemed additional rent. In addition, Tenant shall pay to Landlord a late fee in the amount of five percent (5%) of such overdue amount (“Late Fee”) to compensate Landlord for its administrative costs associated with such failure to timely pay. Such fee shall be deemed additional rent and shall be payable immediately upon demand .This provision is in addition to all other rights or remedies available to Landlord for nonpayment of fixed annual rent or additional rent under this lease and at law and in equity.  Notwithstanding the foregoing, Tenant shall be permitted one late payment (not exceeding 10 days after written notice from Landlord) in each 12 month period without obligation to pay the Late Fee.

USE

4.         The Tenant shall use and occupy the Demised Premises for executive and administrative offices, sales, marketing, training, research and development (normally and customarily performed in similarly situated office buildings), for the operation of a data center, and for any other use consistent with the foregoing and permitted by the certificate of occupancy and by law.  In no event shall any research and development include any hazardous activity or affect any other tenants in the Building.  Neither Tenant, its successors, subtenants or assigns shall utilize the Demised Premises to conduct a “boiler room” operation as such term is understood in the securities business or a financial services business that is not a member of the New York Stock Exchange.  The first floor UPS space shall be used exclusively by Tenant and shall be maintained by Tenant at its sole cost and expense.

LANDLORD’S ALTERATIONS FOR TENANT

5.         Landlord, at its expense, will perform the work and make the installations as set forth in Schedule A annexed hereto, which is sometimes herein referred to as the "Landlord's Initial Construction".  Tenant shall not alter, demolish or remove Landlord's Initial Construction, or any part thereof, unless Tenant shall, prior to the commencement thereof, obtain Landlord's written consent thereto, and pay to Landlord a sum, fixed by Landlord, for the restoration thereof. Landlord shall commence, and thereafter diligently pursue, Landlord’s Initial Construction within thirty (30) days after the execution and delivery of this Lease by Landlord and Tenant, and Tenant’s delivery of all information, plans, and specifications necessary for Landlord to perform Landlord’s Initial Construction. Landlord and Tenant will use commercially reasonable efforts to co-operate with each other to facilitate Landlord’s Initial Construction while Tenant occupies the Demised Premises.

Landlord, at its expense, will provide up to $275,000.00, of “Extra Work” as such term is defined in Schedule A. Anything contained in the Schedule A notwithstanding, such $275,000.00 of Extra Work shall be provided by Landlord on the basis of cost plus 8% of such cost and expense for overhead and an additional 5% of the resulting total as a supervisory fee.

UTILITIES

6.         Landlord, during the hours of 8:00 A.M. to 6:00 P.M. on weekdays and on Saturdays from 9:00 A.M. to 1:00 P.M. (Working Hours), excluding public holidays (as recognized under the New York State General Construction Law), shall furnish the Demised Premises with heat and air-conditioning(excluding supplemental air conditioning) in the respective seasons, furnish elevator service to the Demised Premises and provide the Demised Premises with electricity for lighting and usual office equipment pursuant to Article 8.

During periods other than Working Hours, Landlord will provide and Tenant shall pay for, in addition to electricity used within its Demised Premises, the electricity required by the supplemental roof chiller to provide chilled water for after- hours HVAC purposes.  Said rooftop chiller currently provides water to one fan on the first floor of the Demised Premises and two fans on the second floor of the Demised Premises. The rate to provide chilled water to the first of these fans in order to provide air conditioning is $60 per hour. The rate to provide chilled water to each of the other two fans in order to provide air conditioning is $15 per hour. The rate to provide tepid water to the first of these fans in order to provide heating is $45 per hour. The rate to provide tepid water to each of the other two fans in order to provide heat is $10 per hour.

Tenant shall be solely responsible for the installation, maintenance and operation of any air-conditioning systems to service Tenant’s computer room.  Landlord has installed a submeter in the Demised Premises for the purpose of monitoring and measuring Tenant’s electrical consumption for lighting, convenience outlets, heating, ventilating and air conditioning, and other electrical use within the Demised Premises.  Tenant shall pay to Landlord within thirty (30) days after written notice therefor by Landlord, as additional rent, all charges for such electrical consumption.  Such charges shall be equal to the electricity consumed by Tenant multiplied by 105% of the rates actually charged to Landlord by the applicable utility company for such usage as determined in accordance with paragraph 8 C. below.

LANDLORD'S REPAIRS AND MAINTENANCE

7.         Landlord, at its expense, will make all repairs to and provide the maintenance for the common areas and base systems, sidewalks, parking areas and structure (including the roof and foundation) of the Building as set forth in Schedule B, except such repairs (whether structural or otherwise) and maintenance as may be necessitated by the negligence, improper care or use of such premises and facilities by Tenant, its agents, employees, licensees or invitees, which will be made by Tenant at Tenant's expense as provided in Article 12 hereof. Tenant acknowledges that Landlord shall have no obligation to perform its repair and maintenance obligations hereunder, except during Landlord’s regular working hours, except in the event of an emergency and except for cleaning services, snow removal and other maintenance obligations which are normally performed outside normal business hours.  If Tenant desires Landlord to perform any such repair and maintenance obligations at any hours other than Landlord’s regular working hours, Landlord shall use its reasonable efforts to accommodate Tenant’s request, provided, however, that Tenant shall pay to Landlord, as additional rent, any reasonable overtime charges incurred by Landlord as a result thereof.

Landlord shall maintain the base building fire suppression system serving the Building and the Demised Premises and will complete and pay for any base building fire suppression improvements as may be required by law.   Tenant shall be solely responsible for maintenance, repair and replacement of any supplemental system(s) installed by Tenant or prior tenants including SPHERION.   Tenant shall also be responsible for maintenance and replacement of fire extinguishers required by Tenant’s operations.

SERVICES

8.         A.         Landlord, at its expense, shall furnish hot and cold water for lavatory purposes and chilled potable water for drinking purposes, and tepid water for pantry purposes.

B.         Tenant shall pay for all electricity which is separately metered including lighting, air conditioning, electrical outlets, fan coils, and air handlers serving the Demised Premises in accordance with Article 6.  The building water and hot water for the fan coil units and air handlers are provided by a central plant and the cost to operate this equipment is included in the base rent.  Landlord shall furnish an electrical panel for the Demised Premises, together with a submeter therefore at its sole cost and expense.

C.         Except as expressly otherwise provided herein, Landlord shall not be obligated to furnish to Tenant or the Demised Premises any services or utilities of any kind or nature whatsoever.  Tenant shall make arrangements with, and pay directly to, the public utilities servicing the building for the installation and furnishing of any telephone or other services, which Tenant deems necessary or desirable in connection with its use and occupancy of the Demised Premises.  Tenant agrees that electric current will be supplied by Landlord, and Tenant will pay Landlord, as additional rent for the supplying of electric current to the Demised Premises, the amount as calculated pursuant to the last sentence of Article 6 above. The rates actually charged during any billing period pursuant to which Landlord purchases electricity for the Building shall be determined by dividing the total kw-hrs consumed in the Building during such period into the total amount of Landlord’s electric bill for the Building (including sales tax) for such period.

Bills therefor shall be rendered monthly, in arrears, and shall be deemed to be, and shall be paid as, additional rent.  Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available for suitable for Tenant’s requirements.  Upon request, Landlord shall provide Tenant with reasonable back-up documentation supporting the charges.

If any tax is imposed upon Landlord’s receipt from the sale or resale of electrical energy to Tenant by any Federal, State or Municipal Authority, Tenant agrees that, where permitted by law, such taxes shall be passed on to, and including in the bill of, and paid by, Tenant to Landlord.  In no event however shall the cost to Tenant for the supply of electric energy be less than the cost to Landlord to supply electric energy to Tenant at the Demised Premises (including any meter, company and other charges to which Landlord is subject).

D.         Landlord, at its expense, shall furnish cleaning services as detailed in Schedule B attached hereto and made a part hereof, to the Demised Premises after business hours.

E.         Landlord shall use commercially reasonable efforts to continue to lease the cafeteria space in the Building.  If the cafeteria ceases to operate, Landlord shall use reasonable efforts to relet the space for similar use.

F.         Landlord represents that there is a back-up electrical generator for the Demised Premises and agrees to provide supplemental air-conditioning to the Demised Premises twenty-four (24) hours a day, seven days a week.  Landlord, at Landlord’s cost, shall maintain, repair, replace and operate the heating and air-conditioning systems and the back- up generator.

PARKING FIELD

9.         Tenant shall have the right to use 237 parking spaces, for the parking of automobiles of the Tenant, its employees and invitees, in the parking area reserved for tenants of the Building (hereinafter sometimes referred to as “Building Parking Area”) subject to the Rules and Regulations now or hereafter adopted by Landlord.  Landlord shall mark an additional five (5) parking spaces in the Building Parking Area as reserved for Tenant as shown on the attached Parking Plan.Tenant shall not use nor permit any of its officers, agents or employees to use any parking area other than the Building Parking Area, nor use in excess of Tenant’s allotted number of spaces therein. Tenant further acknowledges that a violation of the provisions of this Article 9 shall constitute a material breach of the lease, except a violation of the parking rules shall not constitute a material breach of this lease except where such recurrent excessive use exceeds permissible use by 10% or more and adversely affects other tenants at “HQ1” or the Building.

DIRECTORY

10.         Landlord will furnish in the lobby of the Building an electronic directory which will contain listing(s) reasonably requested by Tenant.  There will be a charge of $35.00 for the replacement of listing(s).  Tenant shall have the right to maintain at its own cost and expense its corporate logo in the elevator lobby of the Demised Premises subject to the prior written consent of Landlord not to be unreasonably withheld conditioned or delayed.  Tenant may install and maintain up to four (4) parking banners in the parking area at Tenant’s sole cost and expense.

TAXES

11.       A.         Taxes.  If the Taxes which would be assessable to the Landlord in any escalation year (without taking into consideration any reductions or abatements granted to the Landlord by the taxing authorities by reason of vacancies or other hardships or provisions of law) shall be increased above the Tax Base, then Tenant shall pay to Landlord as additional rent for such escalation year a sum equal to 16.748% (the “Percentage”) of such increases in Taxes. (“Tenant’s Tax Payment” or “Tax Payment”) The Percentage has been computed on the basis of a fraction, the numerator of which is the rentable square foot area of the Demised Premises, and the denominator of which is the total rentable square foot area of the Building. The parties acknowledge and agree that the total rentable square foot area of the building shall be deemed to be 353,590 square feet.  The tax base shall be total Taxes due for the tax year beginning on December 1, 2013 and ending November 30, 2014. (“Base Year Taxes”).  Any refund due to Tenant shall be debited by Tenant’s proportionate share of all legal, experts, administrative and other reasonable costs, fees or expenses incurred in connection with obtaining such reduction.

The Tax Base does not presently include any abatements and shall not be deemed reduced by virtue of any future abatements for purposes of this Article 11.

B.         Definitions: As used in and for the purposes of this Article 11, the following definition shall apply:

i.         The term “Taxes” shall be deemed to include all real estate taxes and assessments, special or otherwise and sewer rents, upon or with respect to the Building and the land allocated to it including all parking areas (hereinafter called the “Real Property”).  If, due to any change in the method of taxation, any franchise, income, profit, sales, rental use and occupancy, or other tax shall be substituted for, or levied against Landlord or any owner of the Building or the Real Property in lieu of, any real estate taxes, assessments or sewer rents upon or with respect to the Real Property, such tax shall be included in the term Taxes for the purposes of this Article.

ii.          “Taxes” shall not include (i) any succession, transfer, inheritance, capital stock, excise, excess profits, occupancy or rent, gift, estate, foreign ownership or control, payroll or stamp tax of Landlord (unless to the extent that there shall be a governmental substitution of method of taxation), (ii) taxes which are paid by individual tenants (including, by way of example only, occupancy taxes), which shall be the obligation of such tenants as applicable (other than taxes payable under escalation clauses similar to this Article), (iii) any penalties or late charges or interest resulting from a late payment imposed against Landlord with respect to real estate taxes, assessments and the like or taxes of general application as opposed to those applicable only to owners or lessees of real property (provided Tenant is current in its payment of additional rent), or (iv) realty transfer taxes or real property transfer gains taxes (if any) imposed in connection with the sale of or the lease of all or substantially all of the Land or the Building. (v) Any income or franchise tax, unless such income or franchise tax has been substituted for, or levied against Landlord or any owner of the Building or the Real Property in lieu of, any real estate taxes, assessments or sewer rents upon or with respect to the Real Property.

In the event that a tax is instituted which is an income based or similar tax, Tenant’s proportionate share of taxes shall be computed on the basis of the income of the Landlord as if the Building and assets related thereto were the Landlord’s sole asset.

C.         Procedure For Invoicing And Payment Of Additional Rent.

i.         Landlord shall render to Tenant a statement containing a computation of additional rent due under this Article (“Landlord's Statement”) at any time and from time to time as such becomes due.  Within ten (10) days after the rendition of the Landlord's Statement which shows additional rent to be payable, Tenant shall pay to Landlord the amount of such additional rent.  On the first day of each month following rendition of each Landlord's Statement, Tenant shall pay to Landlord, on account of the prospective additional rent, a sum equal to one-twelfth (1/12th) of the annualized additional rent last paid by Tenant.

ii.         Following each Landlord's Statement, Tenant shall be debited with any additional rent shown on such Landlord's Statement to be payable, and credited with the aggregate amount paid by Tenant in accordance with the provisions of subsection 11.C.i above on account of the potential additional rent. If there is a credit in Landlord’s Statements at the expiration of the Lease, and Tenant has fully a faithfully complied with all of the terms, conditions, covenants, and provisions of the Lease, then Landlord will refund to Tenant such the amount of such credit.

iii.         The obligations of Landlord and Tenant under the provisions of this Article 11 with respect to any additional rent for any Lease Year shall survive the expiration or any sooner termination of the Demised Term.

iv.         In the event that Tenant challenges the amount of additional rent payable pursuant to this Article 11, then, as a condition precedent to the submission of a dispute as to such amount to judicial review, and pending the determination of any dispute, Tenant shall promptly pay the additional rent as billed by Landlord. After such determination, any adjustment in the disputed amount shall be made within thirty (30) days.

TENANT'S REPAIRS

12.       A.         Except for replacements and repairs to the base Building systems, Tenant shall be responsible for all non-structural replacements and repairs within the Demised Premises.  In furtherance thereof, Tenant shall, throughout the Demised Term, take good care of the Demised Premises and the fixtures and appurtenances therein and, at Tenant's sole cost and expense, make all non-structural repairs thereto, and, as required, non-structural replacements thereof, as and when needed to preserve the same in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted.  Notwithstanding the foregoing, all damage or injury to any part of the Building, or to the fixtures, equipment and appurtenances thereof, whether requiring structural or non-structural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees or licensees, shall be repaired promptly by Tenant at its sole cost and expense.  Tenant shall also repair all damage to the Building caused by the moving of Tenant's fixtures, furniture or equipment.  Any repairs or replacements to be made by Tenant shall be made with commercially reasonable diligence, in a commercially good and workmanlike manner and so as not to unreasonably interfere with other tenants’ use and occupancy of the Building. Tenant, at its expense, shall maintain service contracts on its supplemental and computer room HVAC, fire alarm and suppression systems, and UPS system.

B.         Except as provided in Article 25 hereof, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises, or in or to fixtures, appurtenances, or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building or of the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof. Any repairs which Tenant is required to carry out pursuant to the terms hereof may, upon prior written notice and reasonable opportunity to cure (except in the case of an emergency or a situation that is affecting other tenants in the Building) at Landlord's option, be made by Landlord at the expense of Tenant, on the basis of cost plus ten (10%) percent of such cost and expense for overhead and an additional eight (8%) percent of the resulting total as a supervisory fee, which shall be collectible as additional rent after the rendition of a bill or statement therefor.  Landlord shall make reasonable efforts, under the circumstances presented, to make any required repairs so as not to unreasonably interfere with Tenant’s business.

FLOOR LOADING

13.         The emplacement of any equipment which will impose an evenly distributed floor load in excess of 50 pounds per square foot shall be done only after written permission is received from the Landlord which shall not be unreasonably withheld, conditioned or delayed.  Such permission will be granted only after adequate proof is furnished by a professional engineer that such floor loading will not endanger the structure.  Landlord agrees  that the installations, fixtures, furniture and computer and office equipment currently operated and existing in the Demised Premises do not presently exceed Landlord’s maximum permitted floor load.

FIXTURES AND INSTALLATIONS

14.         All appurtenances, fixtures, improvements, additions and other property attached to or built into the Demised Premises, whether by Landlord or Tenant or others, and whether at Landlord's expense, or Tenant's expense, or the joint expense of Landlord and Tenant, shall become and remain the property of Landlord, and shall remain upon and be surrendered with the Demised Premises unless Landlord, by notice to Tenant prior to the installation of same notifies Tenant that it requires Tenant, at Tenant’s expense, to remove same at the termination of this lease.  Tenant shall not be required to remove any appurtenances, fixtures, improvements or additions existing in the Demised Premises prior to the Term Commencement Date.  Nothing in this Article shall be construed to prevent Tenant's removal of trade fixtures, furniture or any other personal property of Tenant, but upon removal of any such trade fixtures, furniture or any other personal property from the Demised Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to installation and repair any damage to the Demised Premises or the Building due to such removal.  All property permitted or required to be removed by Tenant at the end of the Demised Term remaining in the Demised Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Demised Premises at Tenant's expense.  All the outside walls of the Demised Premises including corridor walls and the outside entrance doors to the Demised Premises, any balconies, terraces or roofs adjacent to the Demised Premises, and any space in the Demised Premises used for shafts, stacks, pipes, conduits, ducts or other building facilities, and the use thereof, as well as access thereto in and through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord, and Landlord does not convey any rights to Tenant therein.  Notwithstanding the foregoing, Tenant shall enjoy full right of access to the Demised Premises through the public entrances, public corridors and public areas within the Building and the loading dock area, twenty-four hours a day, seven days a week (except in the event of an emergency required maintenance work or other condition not directly within control of Landlord).

ALTERATIONS

15.       A.         Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Demised Premises which would require the filing of a building permit or otherwise require approval of a municipal agency without Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and then only by contractors or mechanics approved by Landlord and at such times and in such manner as Landlord may from time to time designate which approval shall not be unreasonably withheld, conditioned or delayed.  Tenant may make alterations during normal business hours unless to do so would interfere with the quiet enjoyment of other tenants in the Building.   Tenant shall notify Landlord as to when such work will commence, such notice to be given at least five (5) business days prior to the commencement thereof.  Landlord shall have the right to make inspections of any such work being carried out by Tenant or on Tenant's behalf at reasonable times during business hours, upon reasonable notice (except in the case of an emergency) during the progress of such work.  Tenant shall be entitled to have a representative present (except in the case of an emergency).  Anything herein contained to the contrary notwithstanding, the consent requirements and payment of Landlord’s Supervisory Fee set forth in this Article 15A shall not apply to non-structural alterations or other alteration, decorative alterations costing less than $35,000 in the aggregate per project, or painting and carpeting.

B.         All installations or work done by Tenant shall be done in a commercially good and workmanlike manner and shall at all times comply with:

i.         Laws, rules, orders and regulations of governmental authorities having jurisdiction thereof.

ii.         Rules and regulations of Landlord, as promulgated from time to time.

      iii.           Plans and specifications prepared by and at the expense of Tenant theretofore submitted to Landlord for its prior written approval which shall not be unreasonably withheld, conditioned or delayed; no installations or work shall be undertaken, started or begun by Tenant, its agents, servants or employees, until Landlord has approved (which shall not be unreasonably withheld, conditioned or delayed) such plans and specifications and shall be subject to Landlord’s supervisory fee charge of five (5%) percent of the total value of the work to be performed; and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed) and shall be subject to Landlord's supervisory fee charge of five (5%) percent of the total value of work to be performed .  If Landlord performs the alterations for Tenant, Tenant shall not be subject to any supervisory fee.  Standard painting and/or carpeting shall not be subject to the supervisory fee charge. For the purposes hereof, the “total value of the work to be performed” shall not include the material cost of business equipment installed by Tenant.

Tenant agrees that it will not, either directly or indirectly, use, suffer or permit any contractors, sub-contractors and/or labor and/or materials if the use of such contractors and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.  Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors material persons to carry such workmen's compensation, general liability, personal and property damage insurance as Landlord may require.  Tenant agrees to obtain and deliver to Landlord, after the construction and/or alterations have been completed, written and unconditional waivers of mechanic's liens upon the real property in which the Demised Premises are located, for all property in which the Demised Premises are located, for all work, labor and services performed and materials furnished in connection with such work after payment therefor, signed by all contractors, sub-contractors, materialmen and laborers involved in such work.  Notwithstanding the foregoing, if any mechanic's lien is filed against the Demised Premises, or the Building, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article the same shall be discharged or bonded (and removed as a lien) by Tenant within thirty (30) days after notice thereof, at Tenant's expense, by filing the bond required by law.  Failure to so discharge or bond any mechanic’s lien shall be a material default under this lease.

C.         Anything contained herein to the contrary notwithstanding, Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Demised Premises which shall in any way affect utility services or plumbing and electrical lines.  Moreover, Landlord shall not be deemed to have acted unreasonably for withholding consent to any alterations, decorations, installations, additions or improvements which: (i) involve or might affect any structural or exterior element of the Building outside the Demised Premises or the Building, or (ii) will require unusual expense to readapt the Demised Premises to normal office use on the expiration of the Demised Term or increase the cost of construction or of insurance or taxes on the Building or of the services called for hereunder unless Tenant first gives assurances acceptable to Landlord for payment of such increased cost and that such re-adaptation will be made prior to the Expiration Date without expense to Landlord.

REQUIREMENTS OF LAW

16.       A.         Tenant, at Tenant's cost, shall comply with all laws and governmental rules and regulations arising out of or relating to Tenant’s manner of use and occupancy of the interior of Demised Premises.  Notwithstanding the foregoing, as it may relate to the base building only and the existing fire suppression system servicing the Demised Premises, Tenant shall not be liable with respect to the fire suppression system and the repair, replacement and maintenance of such systems shall be performed by Landlord at its sole cost and expense.

B.         (i) Tenant shall not permit any “Hazardous Materials” (as defined below) in the Demised Premises.  The term Hazardous Materials shall mean any biologically or chemically active or other toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, and substances defined or listed as “hazardous substances” or “toxic substances” or similarly identified in or pursuant to laws or governmental rules and regulations including, but not limited to the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended, 42 U.S.C. §9601, et sec., the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et sec., the Resource Conservation and Recovery Act, 42 U.S.C. §6901, et sec., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. §2601, et sec., and the Clean Water Act, 33 U.S.C § 446 et sec., as amended.  Landlord represents that it has no knowledge of any Hazardous Materials at the Demised Premises or the Building which are in violation of applicable law. (ii) The foregoing shall not prohibit Tenant’s s use of Hazardous Materials which are contained with cleaning solutions or other office products, or contained within or incorporated into any of Tenant’s business equipment, provided that such use is in compliance with all applicable laws relating to Hazardous Materials.

C.         Tenant shall indemnify, defend and hold harmless Landlord from or against any and all claims, actions or proceedings arising from Tenant’s failure to comply with Article 16.A and/or 16.B and from use of Hazardous Materials in accordance with Article 16.B. (ii), and all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon.  Tenant, upon notice from Landlord, agrees that Tenant, at Tenant's expense, will resist or defend such action or proceeding and will employ counsel therefor reasonably satisfactory to Landlord.  Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of Tenant or any subtenant.

D.         Landlord shall indemnify, defend and hold Tenant harmless from or against any and all claims, actions or proceedings arising from Landlord’s breach of its representation contained in the penultimate sentence of Article 16.B and all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon.  Landlord, upon notice from Tenant, agrees that Landlord, at Landlord’s expense, will resist or defend such action or proceeding.

END OF TERM

17.       A.         Upon the expiration or other sooner termination of the Demised Term, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear and tear excepted, and Tenant shall remove all of its property (excluding such property stated to remain the property of Landlord pursuant to Article 14), and shall repair all damage to the Demised Premises or the Building occasioned by such removal. Any property not removed from the Demised Premises shall be deemed abandoned by Tenant and may be disposed of in any manner deemed appropriate by the Landlord at Tenant’s expense.  Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article.  Tenant's obligation to observe or perform this covenant shall survive the expiration or other sooner termination of the Demised Term.  If the last day of the Demised Term or any renewal hereof falls on Sunday or a legal holiday, this lease shall expire on the business day immediately preceding.

B.         Tenant acknowledges that possession of the Demised Premises, unless otherwise agreed, must be surrendered to Landlord at the expiration or sooner termination of the Demised Term.  Tenant hereby agrees to indemnify and save Landlord harmless against any and all costs, damages, claims, loss or liability resulting from delay of greater than thirty (30) days by Tenant in so surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant, founded on such delay.  The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender possession of the Demised Premises as aforesaid will be extremely substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement.  Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord on or before the date of the expiration or other sooner termination of the Demised Term, time being of the essence with respect thereto, then, in addition to any other remedies and/or damages otherwise available to Landlord hereunder or at law, Tenant agrees to pay Landlord, for each month and for each portion of any month during which Tenant holds over in the Demised Premisesa sum equal to two (2) times the rent and additional rent (inclusive of escalations) that was payable per month under this lease during the last month of the term thereof. Tenant shall be responsible for the rent and additional rent payable under this Lease during the first month Tenant holds over after the expiration or sooner termination of this Lease.  Nothing contained herein shall be construed to constitute Landlord's consent to Tenant remaining in possession of the Demised Premises after the expiration or other termination of the Demised Term.  Landlord shall be entitled to pursue any action necessary to recover immediate possession of the Demised Premises notwithstanding Tenant's payment of the aforementioned sum.  The aforesaid provisions of this paragraph shall survive the expiration or sooner termination of the Demised Term.

QUIET ENJOYMENT

18.       Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises during the Demised Term without hindrance or molestation by anyone claiming by or through Landlord, subject, nevertheless, to the terms, covenants and conditions of this lease including, but not limited to, Article 23.  Tenant acknowledges that Landlord is granting similar quiet enjoyment to other tenants in the Building.  Tenant covenants and agrees not to do, suffer or permit anything that would breach any such similar covenant.

SIGNS

19.       No signs may be put on or in any window nor on the exterior of the Building.  Any signs or lettering in the public corridors or on the doors must be submitted to Landlord for approval before installation, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall be permitted to maintain its existing monument sign (and revise the same to reflect and changes in its name or logo).

RULES AND REGULATIONS

20.       Tenant and Tenant's agents, employees, visitors, and licensees shall faithfully comply with the Rules and Regulations set forth on Schedule D annexed hereto and made part hereof, and with such further reasonable Rules and Regulations as Landlord at any time may make and communicate in writing to Tenant which, in the Landlord's judgment, shall be reasonably necessary for the reputation, safety, care or appearance of the Building and land allocated to it or the preservation of good order therein, or the operation or maintenance of the Building, its equipment and such land, or the more useful occupancy or the comfort of the tenants or others in the Building. Landlord shall not be liable to Tenant for the violation of any of said Rules and Regulations, or the breach of any covenant or condition of any lease by any other tenant (including their agents, guests, employees and invitees) in the Building.  Rules and Regulations shall be uniformly applied to the tenants of the Building where possible.

Tenant’s provisions for meals for its employees at times when the cafeteria is closed will not violate the “no catering” provision of the Rules and Regulations.  Tenant shall pay for any incremental extermination costs or other costs directly resulting from such provisions.

The provisions of this Lease shall supersede and control over any contrary or inconsistent rule or regulation promulgated by Landlord after the execution of this Lease. No rule or regulation promulgated after the execution of this Lease shall result in a mandatory payment by Tenant.

ASSIGNMENT AND SUBLETTING

21.       A.         Tenant, for itself, its successors, under-tenants and assigns (all of the foregoing hereinafter referred to as the “Tenant”), expressly covenants that it shall not assign, mortgage or encumber this lease, nor underlet the Demised Premises or any part thereof, or license or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of the Landlord in each instance and upon due compliance with the provisions of this Article 21.  Landlord shall not, unreasonably withhold, condition or delay consent to a sublet request consistent with the terms hereof.   Landlord shall have 30 days after receipt of a written complete application to accept or reject such application.  If the application is not accepted or rejected within said 30 day period, it shall be deemed accepted.

B.         Intentionally deleted.

C.         At the time Tenant requests the approval of Landlord to an assignment or a subletting as hereinafter provided, Tenant shall, by notice as provided in Article 35, advise the Landlord of all the terms, covenants and conditions of the Tenant's proposed sublease or assignment, including providing Landlord with a true, accurate and complete copy of the agreement with the proposed assignee/subtenant.  In the event of a subleasing of 75% or more of the Demised Premises, Tenant shall offer to the Landlord the option: (i) to terminate the lease as of the last day of any calendar month of the term hereof, which day shall be prior to the effective date of such proposed sublease or assignment, and after Landlord’s Acceptance Period (as such phrase is hereinafter defined), and to vacate and surrender the Demised Premises to Landlord; or (ii) to execute a sublease for the said space with the Landlord on the same terms and conditions as are contained in the proposed sublease.  Landlord shall have thirty (30) days after the receipt of such offer, and all the terms, covenants and conditions of the Tenant's proposed sublease or assignment, a true, accurate and complete copy of the agreement with the proposed assignee/subtenant, to accept in writing either or neither of such offers ("Landlord’s Acceptance Period").

D.         Upon Tenant's due compliance with the aforesaid provisions of this Article 21, and if Landlord shall not accept either of Tenant’s aforesaid offers, Landlord agrees not to unreasonably withhold, condition or delay its consent to an assignment or subletting, provided that the Tenant is not then in default beyond any applicable notice and cure period under this lease and that the proposed assignee or under-tenant is financially responsible, of good reputation and engaged in a business compatible with the business generally carried on in the Building and that the proposed assignment or sublease would not be inconsistent with any agreement previously made with any other tenant or mortgagee, and further provided that such assignee or under-tenant shall execute and deliver to Landlord an assumption agreement wherein it agrees to perform all the obligations of the Tenant under this lease in form appropriate for recording.

E.         No assignment of this lease or underletting of the Demised Premises shall release or discharge the Tenant hereunder from any of its obligations to be performed under this lease.  The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

F.          If Tenant is a corporation, Tenant may assign this lease without Landlord’s consent, to any successor by merger or consolidation, provided (i) that a copy of said assignment, in recordable form, is delivered to the Landlord containing a full assumption by the assignee of all the Tenant’s obligations hereunder and (ii) that such successor shall have had, for each of its prior two (2) fiscal years, a net worth equal to or greater than Tenant’s net worth.  In the event that such successor shall be unable to satisfy the provisions of sub-clause (ii) above, as a condition to such assignment, such successor shall post additional security equal to four (4) months of the then current total base annual rent and additional rent.

G.         Except as expressly otherwise provided in Section 21.F hereof, the following shall be deemed an "assignment" of this lease for the purposes of Article 21:

i.         an assignment of a part interest in this lease;

ii.         one or more sales or transfers, by operation of law or otherwise, or creation of new stock or issuance of additional shares of stock, resulting in a transfer of at least fifty-one (51%) percent of the outstanding stock of Tenant, if Tenant is a corporation, or of any corporate subtenant, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, through the “over-the-counter market” or through any recognized stock exchange;

For the purposes of this Article 21, a modification, amendment or extension of a sublease shall be deemed a sublease.

H.         If Tenant assigns, sells, conveys, transfers, mortgages, pledges or sublets this lease, the Demised Premises, or any portion thereof in violation of this Article 21, or if the Demised Premises are occupied by anybody other than Tenant, Landlord may collect rent from any assignee, sublessee or anyone who claims a right to this Agreement or letting or who occupies the Demised Premises, and Landlord shall apply the net amount collected to the annual rental herein reserved; and no such collection shall be deemed a waiver by Landlord of the covenants contained in this Article nor an acceptance by Landlord of any such assignee, sublessee, claimant or occupant as Tenant, nor a release of Tenant from the further performance by Tenant of the covenants contained herein.

I.         Tenant shall pay to Landlord, as additional rent, the sum of $2,500 to cover cost of Landlord's attorneys' fees and administration costs in connection with any consent to subletting or assignment pursuant to this Article 21.

ACCESS TO PREMISES

22.       A.         (i) Landlord or Landlord's agents shall have the right to enter and/or pass through the Demised Premises at all times to examine the same, to show them to mortgagees, ground lessors, prospective purchasers or lessees or mortgagees of the Building, adjusters or any other persons, and to make such repairs, improvements or additions as Landlord may deem necessary or desirable and Landlord shall be allowed to take all material into and upon and/or through said Demised Premises that may be required therefor.  (ii) During the one (1) year prior to the expiration of the Demised Term, or any renewal term, Landlord may exhibit the Demised Premises to prospective tenants or purchasers.. Landlord’s access to the Demised Premises, pursuant to Articles 22.A. i. and 22.A.ii. above, shall be at reasonable times and upon reasonable notice, and without unreasonably interfering with Tenant's business except in cases of emergency or necessary repairs.  If Tenant shall not be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, without rendering Landlord or such agent liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property).  Landlord shall use reasonable efforts to comply with Tenant’s security procedures (except in the case of an emergency).

If during the last month of the Demised Term, Tenant shall have removed all or substantially all of Tenant's property there from, Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder, except that Landlord will indemnify Tenant from any loss, damage or liability arising out of Landlord’s entry, alterations, renovations, or redecorations.

Landlord has provided Tenant with building access cards.  Landlord shall provide Tenant with additional building access cards at a charge of $25.00 per card.

B.         Landlord shall also have the right at any reasonable time to use, maintain and replace pipes and conduits in and through the Demised Premises and to erect new pipes and conduits therein provided they are placed within the walls or above the ceilings, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, provided, however, that Landlord shall make no change in the arrangement and/or location of entrances or passageways or other public parts of the Building which will adversely affect in any material manner Tenant's use and enjoyment of the Demised Premises unless required by law or governmental authority.  Landlord shall also have the right, at any time, to name the Building, to display appropriate signs and/or lettering on any or all entrances to the Building, and to change the name, number or designation by which the Building is commonly known, provided it is not the name of any of Tenant’s competitors.

 C.         Neither this lease nor any use by Tenant shall give Tenant any right or easement to the use of any door or passage or concourse connecting with any other building or to any public conveniences, and the use of such doors and passages and concourse and of such conveniences may be regulated and/or discontinued at any time and from time to time by Landlord without notice to Tenant.

D.         The exercise by Landlord or its agents of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord, or its agents, or upon any lessor under any ground or underlying lease, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

E.         Tenant shall have the right of access to the Demised Premises at all times except in the case of an emergency or other circumstances beyond the control of Landlord.

F.         With the Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to utilize the 8 foot “pop-out” window for moving equipment in and out of the Demised Premises provided that all such work is performed by Landlord’s contractors at Tenant’s cost and expense.

SUBORDINATION

23.       A.         This lease is subject and subordinate in all respects to all ground leases and/or underlying leases and to all mortgages which may now or hereafter be placed on or affect such leases and/or the real property of which the Demised Premises form a part, or any part or parts of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor.  This subsection a. shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate reasonably satisfactory to Landlord’s lender from time to time that Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may request.

B.         Without limitation of any of the provisions of this lease, in the event that any mortgagee or its assigns shall succeed to the interest of Landlord or of any successor-Landlord and/or shall have become lessee under a new ground or underlying lease, then, at the option of such mortgagee, this lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or its assigns and to recognize such mortgagee or its respective assigns as its Landlord.

C.         Tenant shall, at any time and from time to time upon not less than ten (10) days' prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of said real property or any interest or estate therein, any mortgagee or prospective mortgagee thereof or any prospective assignee of any mortgage thereof.  If, in connection with obtaining financing or refinancing for the Building and the land allocated to it, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.  Failure by Tenant to comply with this Article 23.C shall be a material default under this lease.

D.         Landlord shall use commercially-reasonable efforts to obtain an agreement (a “Non-Disturbance Agreement”) from the holder of any mortgage now encumbering the Building, in the usual form of such holder, in favor of Tenant, providing in substance that so long as Tenant is not in default under the terms of this lease beyond any applicable notice and cure periods, the right of possession of Tenant to the demised premises shall not be affected or disturbed by such holder in the exercise of any of its rights under the mortgage or any note secured thereby, and any sale of the Building pursuant to the exercise of any rights and remedies under the mortgage or otherwise shall be made subject to Tenant’s right of possession under this lease; and Landlord shall use commercially-reasonable efforts to obtain a Non-Disturbance Agreement in such usual form from the holder of any mortgage hereafter encumbering the Building.  Such efforts hereunder shall be limited to making a written request to each such holder for such Non-Disturbance Agreement.  Landlord shall incur no liability, nor shall this lease or the obligations of Tenant hereunder be affected in any manner, in the event Landlord shall be unable to obtain a Non-Disturbance Agreement from the holder of any mortgage in favor of Tenant.  Furthermore, Landlord shall not be required to incur any expense or to pay any consideration or to commence any action or proceeding in order to obtain any Non-Disturbance Agreement in favor of Tenant.

E.         Landlord represents that as of the date of this Lease, there is no ground leases affecting the Building, and the only mortgage in effect with respect to the Building is held by the Variable Life Insurance Company.

PROPERTY LOSS, DAMAGE, REIMBURSEMENT

24.       A.         Loss or Damage.  Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi public work; nor shall Landlord be liable for any latent defect in the Demised Premises or in the Building.  If at any time any windows of the Demised Premises are temporarily closed or darkened incident to or for the purpose of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.  Tenant shall reimburse and compensate Landlord as additional rent for all expenditures made by, or damages or fines sustained or incurred by Landlord due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this lease upon Tenant's part to be kept, observed, performed or complied with provided notice such breach or failure is beyond any applicable notice and cure period.  Tenant shall give immediate notice to Landlord in case of fire or accidents in the Demised Premises or in the Building or of defects therein or in any fixtures or equipment.

         In the event that Tenant requests permission to self-insure pursuant to Article 39.E hereof, and Landlord consents thereto, then, in such an event, to the fullest extent permitted by law, Tenant shall have the responsibility for any and all losses or damages resulting therefrom. Tenant hereby expressly agrees to indemnify, defend, and hold Landlord, its principals, directors, officers, employees, agents, subsidiaries and other affiliated entities, free and harmless from and against any loss, liability, expense, claim, cost, suit and damage, directly or indirectly arising out of or relating to Tenant's obligations or performance hereunder.

B.         Tenant’s Indemnity.  Tenant shall indemnify and save harmless Landlord against and from any and all claims by and on behalf of any person or persons, firm or firms, corporation or corporations arising from the conduct or management of or from any work or thing whatsoever done (other than by Landlord or its contractors or the agents or employees of either) in and on the Demised Premises during the Demised Term and during the period of time, if any,  prior to the Term Commencement Date that Tenant may have been given access to the Demised Premises for the purpose of making installations, and will further indemnify and save harmless Landlord against and from any and all claims arising from any condition of the Demised Premises due to or arising from any act or omission or negligence of Tenant or any of its agents, contractors, servants, employees, licensees or invitees, and against and from all reasonable costs, expenses and liabilities incurred in connection with any such claim or claims or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon reasonable notice from Landlord, agrees that Tenant, at Tenant's expense, will resist or defend such action or proceeding and will employ counsel therefor reasonably satisfactory to Landlord.  Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant.

C.         Landlord’s Indemnity.  Landlord shall indemnify and save harmless Tenant against and from any and all claims by and on behalf of any person or persons, firm or firms, corporation or corporations arising from the conduct or management of or from any work or thing whatsoever done (other than by Tenant or its contractors or the agents or employees of either) in and on the common areas of the Building during the Demised Term due to or arising from any act or omission or negligence of Landlord and against and from all costs, expenses and liabilities incurred in connection with any such claim or claims or action or proceeding brought thereon; and in case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, agrees that Landlord, at Landlord's expense, will resist or defend such action or proceeding and will employ counsel therefore.

DESTRUCTION-FIRE OR OTHER CASUALTY

25.       A.         If the Demised Premises shall be damaged by fire or other casualty and if Tenant shall give prompt notice to Landlord of such damage, Landlord, at Landlord's expense, shall repair such damage.  However, Landlord shall have no obligation to repair any damage to, or to replace, Tenant's personal property or any other property or effects of Tenant, including (without limitation) furnishings and equipment of Tenant or its employees, agents and clients.  If the Demised Premises shall be rendered untenantable, not due to Tenant’s acts or omissions, and by reason of any such damage, and Tenant no longer occupies the Demised Premises, the rent shall abate for the period from the date of such damage to the date when the restoration of such damage shall have been substantially completed; and if only a portion of the Demised Premises (less than 50%) shall be so rendered untenantable (“Insubstantial Casualty”) and Tenant no longer occupies such untenantable portion, the rent shall abate for such period in the proportion which the area of the part of the Demised Premises so rendered untenantable bears to the total area of the Demised Premises.  With respect to such Insubstantial Casualty in the event that Landlord shall not substantially complete the restoration of the Demised Premises required on account of such casualty within 12 months from the casualty, Tenant shall have the right to terminate the Leaase upon 30 days written notice to Landlord.  Notwithstanding the foregoing, if the raised floor area-server room or the telecommunication room are damaged by fire or other casualty, Tenant shall have same rights as if  there was a Substantial Casualty to the Demised Premises were rendered substantially untenantable. Within sixty (60) days of the date of such fire or other casualty, Landlord shall furnish Tenant with the opinion of a reputable independent architect or contractor reasonably satisfactory to Landlord and Tenant specifying the time necessary to substantially restore the building and/or the Demised Premises to its condition existing prior to the fire or other casualty.  If (i) (a) fifty (50%) percent or more of the Demised Premises are damaged or rendered untenantable by fire or other casualty (“Substantial Casualty”), and (b) in the opinion of the architect or contractor the building and/or the Demised Premises cannot be restored to its condition existing prior to the fire or other casualty within one hundred eighty (180) days of the fire or other casualty (whether or not any specified percentage of the Demised Premises are damaged or rendered untenantable) or (ii) the Demised Premises are damaged or rendered untenantable by fire or other casualty at any time during the last twelve (12) months of the term (whether or not any specified percentage of the Demised Premises are damaged or rendered untenantable), then, provided Tenant was not responsible for the casualty, Tenant shall have the right to terminate this lease by notice given within sixty (60) days of the date of such fire or other casualty or within thirty (30) days of the date the architect's opinion was given or was required to have been given pursuant to the above, as the case may be, such termination having the same force and effect as if the date of such termination were the date set forth above for the expiration of the term of this lease.  In addition, if Tenant does not so elect to terminate this lease and if the Demised Premises, the common areas of the building and the systems serving the Demised Premises shall not be restored to their condition existing prior to the fire or other casualty within one hundred eighty (180) days of the date of the fire or other casualty, then Tenant may at any time thereafter, until such restoration is completed, terminate this lease by written notice to Landlord with the same force and effect as if the date of termination were the date set forth above for the expiration of the term of this lease.

B.         If the entire Demised Premises shall be rendered untenantable by reason of any such damage, and Tenant shall have ceased to occupy the Demised Premises, the rent shall abate for the period from the date of such damage to the date which is five (5) days following the date upon which Landlord shall give notice to Tenant stating that such damage shall have been repaired, and if only a part of the Demised Premises shall be so rendered untenantable, and Tenant shall have ceased to occupy the Demised Premises, the rent shall abate for such period in the proportion which the area of the part of the Demised Premises so rendered untenantable bears to the total area of the Demised Premises.  However, if prior to the date when all of such damage shall have been repaired any part of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, then the amount by which the rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired.  Tenant hereby expressly waives the provisions of Section 227 of the New York Real Property Law, and of any successor law of like import then in force, and Tenant agrees that the provisions of this Article shall govern and control in lieu thereof.  Notwithstanding the foregoing provisions of this Article, if, prior to or during the Demised Term, (i) the Demised Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Landlord shall decide not to restore the Demised Premises, or (ii) the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, substantial alteration, demolition, or reconstruction of  the Building shall be required (whether or not the Demised Premises shall be damaged or rendered untenantable), then, in any of such events, Landlord at Landlord's option, may give to Tenant, within sixty (60) days after such fire or other casualty, a thirty (30) days' notice of termination of this lease and, in the event such notice is given, this lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said thirty (30) days with the same effect as if the date of expiration of said thirty (30) days were the Expiration Date, the rent shall be apportioned as of such date and any prepaid portion of rent for any period after such date shall be refunded by Landlord to Tenant.

SUBROGATION

26.       Each of the parties hereto and their successors or assigns hereby waives any and all rights of action for negligence against the other party hereto which may hereafter arise for damage to the Demised Premises or to property therein resulting from any fire or other casualty of the kind covered by standard fire insurance policies with extended coverage, regardless of whether or not, or in what amounts, such insurance is now or hereafter carried by the parties hereto, or either of them.  The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance and also provided that such a policy can be obtained without additional premiums. Both parties agree to use their best efforts to obtain and maintain a waiver of subrogation from their respective carriers if they are insured.

EMINENT DOMAIN

27.       A.         In the event that the whole or a substantial portion of the Demised Premises or more than 25% of the parking area of the Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this lease and the Demised Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title.  In the event that only one part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the rent hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken.  In the event that only a part of the Building shall be so condemned or taken, then (i) Landlord (whether or not the Demised Premises be affected) may, at its option, terminate this lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within 60 days following the date on which Landlord shall have received notice of vesting of title, and (ii) if such condemnation or taking shall be of a substantial part of the Demised Premises or of a substantial part of the means of access thereto, Tenant shall have the right, by delivery of notice in writing to Landlord within 60 days following the date on which Tenant shall have received notice of vesting of title, to terminate this lease and the term and estate hereby granted as of the date of vesting of title or (iii) if neither Landlord nor Tenant elects to terminate this lease, as aforesaid, this lease shall be and remain unaffected by such condemnation or taking, except that the rent shall be abated to the extent, if any, hereinabove provided in this Article 27.  In the event that only a part of the Demised Premises shall be so condemned or taken and this lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

B.         In the event of a termination in any of the cases hereinabove provided, this lease and the term and estate granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Demised Term, and the rent hereunder shall be apportioned as of such date.

C.         In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award, except that the Tenant may file a claim for any taking of removable fixtures owned by Tenant and for moving expenses incurred by Tenant.

It is expressly understood and agreed that the provisions of this Article 27 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period.

CERTIFICATE OF OCCUPANCY

28.       Tenant will not at any time use or occupy the Demised Premises in violation of the certificate of occupancy (temporary or permanent) issued for the Building or portion thereof of which the Demised Premises form a part.  Landlord represents that the Tenant’s use of the Demised Premises, pursuant to Article 4, is not in violation of the certificate of occupancy.  A copy of the certificate of occupancy is attached hereto as Exhibit 5 and made a part hereof.

DEFAULT

29.       A.         Upon the occurrence at any time prior to or during the Demised Term, of any one or more of the following events (referred to as “Events of Default”):

i.         if Tenant shall default in the payment when due of any installment of rent or in the payment when due of any additional rent, and such default shall continue for a period of ten (10) days after notice by Landlord to Tenant of such default; or

ii.        if Tenant shall default in the observance or performance of any term, covenant or condition of this lease on Tenant's part to be observed or performed (other than the covenants for the payment of rent and additional rent) and Tenant shall fail to remedy such default within ten (10) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of ten (10) days and Tenant shall not commence within said period of ten (10) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

iii.       if Tenant or Tenant's guarantor hereunder (if any) shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or become insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

iv.      if, within thirty (30) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within thirty (30) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied; or

v.        if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Landlord of space in the Building and such default shall continue beyond any applicable notice and grace period set forth in such other lease for the remedying of such default; or

vi.       Intentionally Deleted; or

vii.      if Tenant's interest in this lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 21; then, upon the occurrence, at any time prior to or during the Demised Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant a ten (10) days' notice of termination of this lease and, in the event such notice is given, this lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said ten (10) days with the same effect as if the date of expiration of said ten (10) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 30.

B.         If, at any time, (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this lease shall have been assigned, the word “Tenant”, as used in subsection (iii) and (iv) of Article 29.A, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this lease.  Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said subsections (iii) and (iv) shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under Article 29.A.

REMEDIES

30.       A.         If Tenant shall default in the payment when due of any installment of rent or in the payment when due of any additional rent and such default shall continue for a period of five (5) days after notice by Landlord to Tenant of such default, or if this lease and the Demised Term shall expire and come to an end as provided in Article 29:

i.         Landlord and its agents and servants may immediately, or at any time after such default or after the date upon which this lease and the Demised Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

ii.         Landlord, at Landlord's option, may relet the whole or any part or parts of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole reasonable discretion, may determine.  Landlord shall have no obligation to relet the Demised Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this lease or otherwise to affect any such liability.  Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole reasonable discretion, considers commercially advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this lease or otherwise affecting any such liability.

B.         Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this lease and the Demised Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this lease.  In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this lease on Tenant's part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this lease for such breach. The rights to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

DAMAGES

31.       A.         If this lease and the Demised Term shall expire and come to an end as provided in Article 29 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Demised Premises as provided in Article 30 or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

i.         Tenant shall pay to Landlord all rent, additional rent and other charges payable under this lease by Tenant to Landlord to the date upon which this lease and the Demised Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Landlord, as the case may be; and

ii.         Tenant shall also be liable for and shall pay to Landlord, as damages, any deficiency (referred to as “Deficiency”) between the rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Demised Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 30.A for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this lease or Landlord's re-entry upon the Demised Premises and such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorney's fees, alteration costs and other expenses of preparing the Demised Premises for such reletting).  Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this lease for payment of installments of rent.  Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

iii.         At any time after the Demised Term shall have expired and come to an end or Landlord shall have re-entered upon the Demised Premises, as the case may be, whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Demised Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present worth at the rate of the prime rate in effect at the time.  If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Demised Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Demised Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting.

B.         If the Demised Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Article 31.  Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the rent reserved in this lease.  Solely for the purposes of this Article, the term rent as used in Article 31.A shall mean the rent in effect immediately prior to the date upon which this lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Landlord, as the case may be, plus any additional rent payable pursuant to the provisions of Article 11 for the Lease Year immediately preceding such event.  Nothing contained in Articles 29 and 30 or this Article shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in Section 31.A.

FEES AND EXPENSES

32.       If Tenant shall default in the performance of any covenant on Tenant's part to be performed in this lease, Landlord may immediately, or at any time thereafter, upon written notice and the expiration of any applicable cure periods (except in the event of an emergency), perform the same for the account of Tenant.  If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or, if Landlord is compelled to or does incur any expense including reasonable attorneys' fees, instituting, prosecuting and/or defending any action or proceeding instituted by reason of any default beyond any applicable notice and cure period of Tenant hereunder, the sum or sums so paid by Landlord with all interest, costs and damages, shall be deemed to be additional rent hereunder and shall be due from Tenant to Landlord on the first day of the month following the incurring of such respective expenses, or at Landlord's option on the first day of any subsequent month.  In the event that Landlord shall institute any such action or proceeding by reason of a default by Tenant hereunder, and Tenant shall thereafter cure such default before judgment is entered in such action or proceeding, the sum of $500 shall immediately become due and payable from Tenant to Landlord as and for liquidated damages on account of Landlord's attorneys' fees and other costs and expenses in connection therewith (said sum not to be deemed to be, or construed as, a limitation on Landlord's right to obtain reasonable attorneys' fees in a greater amount where such default is not so cured or where expenses were incurred prior to curing).  Any sum of money (other than rent) accruing from Tenant to Landlord pursuant to any provision of this lease, whether prior to or after the Term Commencement Date, may, at Landlord's option, be deemed additional rent, and Landlord shall have the same remedies for Tenant's failure to pay any item of additional rent when due as for Tenant's failure to pay any installment of rent when due.  Tenant’s obligations under this Article shall survive the expiration or sooner termination of the Demised Term.

NO WAIVER

33.       A.         No act or thing done by Landlord or Landlord's agents during the Demised Term shall be deemed an acceptance of a surrender of said Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord.  No employee of Landlord or of Landlord's agents shall have any power to accept the keys of said Demised Premises prior to the termination of this lease.  The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this lease or a surrender of the Demised Premises.  In the event of Tenant at any time desiring to have Landlord underlet the Demised Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting.  The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease, or any of the Rules and Regulations annexed hereto and made a part hereof, or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach.  The failure of Landlord to enforce any of the Rules and Regulations annexed hereto and made a part hereof, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations.  No provision of this lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent then owing nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided.

B.         Landlord's failure to render a Landlord's Statement with respect to any Lease Year per Article 11 or Schedule C-2 shall not prejudice Landlord's right to render a Landlord's Statement with respect to any subsequent Lease Year provided it is not for any subsequent year extending beyond the prior Lease Year.  The obligations of Landlord and Tenant under the provisions of Article 11 or Schedule C with respect to any additional rent for any Lease Year shall survive the expiration or any sooner termination of the Demised Term.

WAIVER OF TRIAL BY JURY

34.       To the extent such waiver is permitted by law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy.  The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Demised Term.  If Landlord commences any summary proceeding for nonpayment of rent or otherwise to recover possession of the Demised Premises, Tenant agrees not to interpose any counterclaim of any nature or description in any such proceeding.

BILLS AND NOTICES

35.       Except as otherwise expressly provided in this lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this lease shall be effective only if rendered or given in writing, sent by registered or certified mail (return receipt requested), or by Federal Express, UPS, or any similar national overnight delivery service, addressed (A) to Tenant (i) at Tenant's address set forth in this lease, Attn: Seth R. Horowitz, Vice President and General Counsel, or (ii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Demised Premises in either case with copy to Westerman, Ball ,Ederer, Miller & Sharfstein, LLP., 1201 RXR Plaza, Uniondale, New York 11556, Attn: Jonathan M. Hoffman, Esq. (B) to Landlord at Landlord's address set forth in this lease, or (C) addressed to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article.  Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given on (i) the next business day after sending it by overnight courier; or (ii) three calendar days after mailing.  Notices on behalf of Landlord may be signed and sent by Landlord’s attorneys.

INABILITY TO PERFORM

36.       A.         Inability.  If, by reason of strikes or other labor disputes, fires or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord's reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise, nor shall any such delay or inability to perform on the part of Landlord in any way affect this lease and the obligation of Tenant to pay rent hereunder and to perform all of the other covenants and agreements to be performed by Tenant hereunder.

 B.          Interruption of Service.  Landlord reserves the right to stop the services of the air conditioning, elevator, escalator, plumbing, electrical or other mechanical systems or facilities in the Building upon prior notice to Tenant (if reasonably feasible) when necessary by reason of accident or emergency, or upon prior written notice for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary, until such repairs, alterations, replacements or improvements shall have been completed.   Landlord shall use commercially reasonable efforts to restore service as soon as possible.  The exercise of such rights by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

CONDITIONS OF LANDLORD'S LIABILITY

37.       A.         Tenant shall not be entitled to claim a constructive eviction from the Demised Premises unless Tenant shall have first notified Landlord of the condition or conditions giving rise thereto, and if the complaints be justified, unless Landlord shall have failed to remedy such conditions within a reasonable time after receipt of such notice.

TENANT'S TAKING POSSESSION

38.       As of the Term Commencement Date, Tenant shall be conclusively deemed to have agreed that Landlord up to the time of such occupancy has performed all of its obligations hereunder and that the Demised Premises were in satisfactory condition as of the date of such occupancy (excepting latent defects), unless Tenant shall have given written notice to Landlord specifying the respects in which the same were not in such condition.

LIABILITY INSURANCE

39.       A.      Tenant will keep in force, at Tenant's expense at all times during the Demised Term and during such other times as Tenant occupies the Demised Premises or any part thereof:

(i)         commercial general liability insurance or comprehensive general liability insurance with broad form endorsement with respect to the Demised Premises and the operations of Tenant and any persons under Tenant’s control in, on or about the Demised Premises in which the limits of coverage shall be not less than Seven Million Dollars ($7,000,000) combined single limit per occurrence;

(ii)        statutory workers' compensation coverage and employers' liability as required by state law;

(iii)       business interruption insurance for a period of not less than one year and such other insurance as Tenant deems necessary to protect its property and its business against all perils commonly insured against by prudent tenants;

(iv)       such other insurance with respect to the Demised Premises and in such amounts as Landlord may from time to time reasonably require against such other insurable hazards or risks which at the time are commonly insured against in the case of property similar to the Demised Premises and used as provided herein.

B.        All policies required by this lease shall be written on an occurrence basis. Such policies are to be written by a company having a general policy holder's rating of not less than A and a rating in financial size of not less than XI, as rated in the most current “Best's” insurance reports, and authorized and licensed to issue such policies in the State of New York. Any such insurance required of Tenant hereunder may be furnished by Tenant under any blanket policy carried by it, providing the policy properly allocates the required limits to the Demised Premises, or under a separate policy thereof. Each policy evidencing insurance as required to be carried by Tenant pursuant to this Article shall contain the following provisions and/or clauses: (i) a cross-liability clause; (ii) a provision in such policy that the coverage carried by Landlord shall be excess to the coverage afforded by Tenant’s policy; (iii) a provision including Landlord, Landlord's managing agent and other parties (including mortgagees) designated by Landlord as additional insureds (except with respect to workers' compensation insurance); (iv) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reasons of any act or omission of Landlord, its agents, employees, or representatives; (v) a severability clause; and (vi) a provision that the insurer will not cancel, materially change, reduce aggregates or coverage or fail to renew the coverage provided by such policy without first giving Landlord and all additional insureds thirty (30) days' prior written notice.

C.         A copy of each paid-up policy or certificate of insurance accompanied by original endorsements signed by the insurance company evidencing the policies required hereunder, along with evidence of payment and appropriately authenticated by the insurer or its authorized agent certifying that such policy has been issued providing the coverage required by this Article, and containing provisions specified herein, shall be delivered to Landlord not less than fifteen (15) days prior to the earlier of (x) the Term Commencement Date, or (y) the date Tenant shall first take possession of the Demised Premises for any purpose, and, upon renewals, not less than thirty (30) days prior to the expiration of such coverage.

D.         If Tenant fails to deliver to Landlord on time any required evidence of insurance coverage, or fails to carry any insurance required hereunder, or by law or governmental regulations, then Landlord may (but is not obligated to), after notice to Tenant, purchase the required coverage on behalf of Tenant, as provided above, in which event Tenant shall pay to Landlord on demand the cost of such insurance coverage plus ten percent (10%) of the amount of such cost as a service charge to Landlord. No such purchase by Landlord shall be deemed a waiver of Tenant's default and Landlord may pursue its full rights and remedies on account of such default.

E.         Landlord will not unreasonably withhold or delay Landlord's consent to a commercially reasonable and viable and financially sound plan whereby Tenant self-insures the risks enumerated in this Article 39 A(iii) (business interruption insurance) ; provided that such plan establishes an actual, non-attachable and non-lienable segregated reserve for such purpose; provided further that such plan provides comparable protection against risks and loss to the insurance required by this Article 39A (iii) and provided finally that the holder of any mortgage encumbering the Building consents thereto (which consent Landlord does not warrant).  In such case, Tenant shall not seek any recourse from Landlord on account of any liability that would normally have been covered under business interruption insurance.

ENTIRE AGREEMENT

40.       This lease contains the entire agreement between the parties and all prior negotiations and agreements are merged herein.  Neither Landlord nor Landlord's agent or representative has made any representation, or statement, or promise, upon which Tenant has relied regarding any matter or thing relating to the Building, the land allocated to it, (including the Building Parking Area) or the Demised Premises, or any other matter whatsoever, except as is expressly set forth in this lease, including, but without limiting the generality of the foregoing, any statement, representation or promise as to the fitness of the Demised Premises for any particular use, the services to be rendered to the Demised Premises or the prospective amount of any item of additional rent.  No oral or written statement, representation or promise whatsoever with respect to the foregoing or any other matter made by Landlord, its agents or any broker, whether contained in an affidavit, information circular, or otherwise shall be binding upon the Landlord unless expressly set forth in this lease.  No rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this lease.  This lease may not be changed, modified or discharged, in whole or in part, orally, and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this lease or any obligations under this lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought.  All references in this lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord, or the written approval of Landlord, as the case may be, and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.  Landlord and Tenant understand, agree, and acknowledge that (i) this lease has been freely  negotiated by both parties; (ii) Tenant is sophisticated in real estate matters or has employed professionals to assist Tenant in the negotiation of this lease; and (iii) that, in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by reason of that party having drafted this lease or any portion thereof.

DEFINITIONS

41.       The term “Landlord” as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and Building (or the owner of a lease of the Building or of the land and Building) of which the Demised Premises form a part, so that in the event of any sale or other transfer of said land and Building or of said lease, or in the event of a lease of the Building, or of the land and Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the purchaser or other transferee at any such sale, or the said lessee of the Building, or of the land and Building, provided that the purchaser, transferee or the lessee of the Building assumes and agrees to carry out any and all covenants and obligations of Landlord hereunder.  The words “re-enter”, “re-entry” and “re-entered” as used in this lease are not restricted to their technical legal meanings.  The term “business days” as used in this lease shall exclude Saturdays, (except such portion thereof as is covered by specific hours in Article 6 hereof), Sundays and all days observed by the State and Federal Government as legal holidays.

The terms “person” and “persons” as used in this lease shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities, whether any of the foregoing are acting on their own behalf or in a representative capacity.

42.       INTENTIONALLY OMITTED.

SUCCESSORS, ASSIGNS, ETC.

43.       The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this lease, their respective assigns.

APPLICATION OF INSURANCE PROCEEDS, WAIVER OF SUBROGATION

44.       In any case in which Tenant shall be obligated under any provisions of this lease to pay to Landlord any loss, cost, damage, liability or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable.  In any case in which Landlord shall be obligated under any provisions of this lease to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord as an offset against the amount thereof the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable.

CAPTIONS AND INDEX

45.       The captions and the index at the beginning of the lease, if any, are included only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

RECOVERY FROM LANDLORD

46.       A.         Tenant shall look solely to the estate and property, the sale proceeds and the insurance proceeds and condemnation proceeds of Landlord in the land and Building of which the Demised Premises are a part, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and/or conditions of the lease to be observed and/or performed by Landlord, and no other property or assets of such Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

B.         With respect to any provision of this lease which provides for Landlord's approval and/or consent, Tenant, in no event, shall be entitled to make, nor shall Tenant make any claim, and Tenant hereby waives any claim, for money damages; nor shall Tenant claim any money damages by way of set-off, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any such consent or approval.

BROKER

47.       Tenant represents and warrants to Landlord that CBRE, Inc. is the sole broker with whom Tenant has negotiated in bringing about this lease.  Tenant agrees to indemnify, defend and save Landlord harmless of, from and against any and all claims (and all expenses and fees, including attorneys fees, related thereto) for commissions or compensation made by any other broker or entity, arising out of or relating  to the breach by Tenant of the foregoing representation . As, if and when this lease shall be fully executed and unconditionally delivered by both Landlord and Tenant, Landlord agrees to pay any commission that may be due the above-named broker in connection with this lease in accordance with a separate agreement between Landlord and said broker. In the event that there is a claim for commission or compensation is made by any other broker arising out of or relating to any transaction between Landlord and Tenant, then Tenant shall assist and participate in Landlord’s defense against such claim, and make its agents and employees available to assist and participate in such defense without cost to Landlord.

SECURITY DEPOSIT

48.       Tenant has deposited with Landlord the sum of $750,000.00 (the “security deposit”), as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults beyond any applicable notice and grace period in respect of any of the terms, provisions and conditions of this Lease, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any sum as to which Tenant is in default beyond any applicable notice and grace period.  Landlord shall hold Tenant’s security deposit in a separate interest bearing account (of which Tenant shall receive the interest) less a 1% administrative fee and shall not commingle said deposit with any of Landlord’s other monies.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of this lease and after delivery of entire possession of the Demised Premises to Landlord.  In the event of a sale of the land and Building or leasing of the Building, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security. If, as a result of any application of all or any part of the security deposit, the amount of the security deposit being held by Landlord shall be less than the amount required to be held hereunder, Tenant shall forthwith provide Landlord with additional funds in an amount equal to the deficiency.  Notwithstanding the foregoing, Tenant shall have the right during the Demised Term to substitute the security deposit with an irrevocable letter of credit for the same amount in form satisfactory to Landlord.

SEVERABILITY OF PROVISIONS

49.       If any provision or any portion of any provision of this lease or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this lease, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable; in no event shall this lease be rendered void or unenforceable.

RENEWAL OPTIONS

50.       A.         The Tenant shall have the options, to be exercised as hereinafter provided, to extend the Demised Term for two (2) successive periods of five (5) years each, subject to and upon the following terms and conditions:

B.          That at the time of the exercise of either such option the Tenant shall not be in default beyond any applicable notice and cure period in the performance of any of the terms, covenants or conditions herein contained with respect to a matter as to which notice of default has been given hereunder and which has not been remedied within the time limited in this lease.

C.           That at the time of the exercise of either of such options and at the time of the commencement of such extended periods the Tenant shall not have assigned this lease or sublet any portion of the Demised Premises (except per subsection 21. F hereof), unless Landlord in consenting to such sublet or assignment agrees that this renewal option shall remain in effect.

D.          That such extensions shall be upon the same terms, covenants and conditions as in this lease provided, except that (i) there will be no further privilege of extension for the Demised Term beyond the periods referred to above and (ii) the Base annual rent shall be the “Fair Market Rental Rate” as defined in Article 52. H. hereinbelow.

E.           Notwithstanding anything contained in this Article to the contrary, the Tenant shall not be entitled to an extension if at the time of the commencement of the extended period the Tenant shall be in default under any of the terms, covenants or conditions of this lease with respect to a matter as to which notice of default has been given hereunder and which has not been remedied within the time limited in this lease therefor, or if this lease shall have terminated prior to the commencement of said period.

F.           The Tenant shall exercise its first option to the extension of the Demised Term by notifying the Landlord of the Tenant's election to exercise such option at least twelve (12) months (but no greater than 24 months) prior to the expiration of the initial Demised Term. The Tenant shall exercise its second option to the extension of the Demised Term by notifying the Landlord of the Tenant's election to exercise such option at least twelve (12) months (but no greater than 24 months) prior to the expiration of the Demised Term, as extended by the exercise of the first option to extend the Demised Term.  Upon the giving of these forgoing notices, this lease shall be deemed extended for the specified period, subject to the provisions of this Article, without execution of any further instrument.

G.                     In the event that Tenant fails to exercise its first option to extend the Demised Term as provided in this Article 50, then the second option to extend the Demised Term shall be rendered null, void, and of no further force or effect.

H.          (i)       The base annual rent during each extension period shall be hereinafter referred to as the “Fair Market Rental Rate” and shall be determined as provided herein, however, during the first lease year of the first extension of the Demised Term, the Fair Market Rental rate shall be an amount no greater than $1,650,342.99 and no less than $1,402,791.55. During the first lease year of the second extension of the Demised Term, the Fair Market Rental Rate shall be no greater than $1,913,199.85 and no less than $1,626,219.87.

                                      (ii)      Landlord shall determine the "Fair Market Rental Rate" based on the annual amount per rentable square foot that a willing, comparable, non-occupying, non-equity, non-renewal, non-expansion, new tenant would pay and a willing, comparable landlord of a similar quality office building in the area of Melville, New York would accept at arm's length, giving appropriate consideration to then current annual rental rates per rentable square foot, the type of escalation clauses, the extent of liability under the escalation clauses, and other generally applicable terms and conditions of tenancy for a single floor or the space in question, if smaller.

                                      (iii)     In the event Tenant disputes Landlord’s determination of the Fair Market Rental Rate, Tenant, by written demand served upon Landlord within ten (10) business days after Landlord notifies Tenant of Landlord’s determination of the Fair Market Rental Rate, may commence arbitration strictly in accordance with the terms and conditions of this Subparagraph.  If Tenant shall fail to demand arbitration as set forth above within said ten (10) business day period, Tenant shall be deemed to have accepted Landlord’s determination of the Fair Market Rental Rate.  The sole issue to be determined by such arbitration shall be the Fair Market Rental Rate in accordance with this Subparagraph. Such written demand shall contain the name and address of the arbitrator appointed by Tenant.  Within thirty (30) days after its receipt of the written demand, Landlord will give Tenant written notice of the name and address of its arbitrator.  Within ten (10) days after the date of the appointment of the second arbitrator, the two (2) arbitrators will meet.  If the two (2) arbitrators are unable to agree on the Fair Market Rental Rate as provided herein within ten (10) days after their first meeting, they will select a third arbitrator.  The third arbitrator will be designated as chairman and will immediately give Landlord and Tenant written notice of his/her appointment.  The three (3) arbitrators will meet within ten (10) days after the appointment of the third arbitrator.  If they are unable to agree on the Fair Market Rental Rate within ten (10) days after their first meeting, the third arbitrator will select a time, date and place for a hearing and will give Landlord and Tenant thirty (30) days prior written notice of it.  The date of the hearing will not be more than sixty (60) days after the date of appointment of the third arbitrator.  The arbitrators must be licensed real estate appraisers with at least five (5) years of experience in the Long Island, New York commmercial real estate market.  No arbitrator may be an active real estate broker.  The arbitration will be governed by the laws of the State of New York and, when not in conflict with such law, by the general procedures in the commercial arbitration rules of the American Arbitration Association, but will not be administered by the American Arbitration Association.  The arbitrators will not have the power to add to, modify, detract from or alter in any way the provisions of this lease or any amendments or supplements to this lease.  The arbitrators will not have any power to decide or consider anything other than the specific issue of the Fair Market Rental Rate rent in accordance with the terms of this lease.  The written decision of at least two (2) arbitrators shall be conclusive and binding upon Landlord and Tenant.  No arbitrator is authorized to make an award for damages of any kind including, without limitation, an award for punitive, exemplary, consequential or incidental damages, nor is an arbitrator authorized to establish a Fair Market Rental Rate outside of the ranges set forth in paragraph 51. H. (i) above.  Landlord and Tenant will pay for the services of its appointees, attorneys and witnesses plus one-half of all other proper costs relating to the arbitration (including the third arbitrator, if one is appointed).  The decision of the arbitrators will be final and non-appealable and may be enforced according to the laws of the State of New York.  Notwithstanding anything to the contrary contained herein, in the event Tenant disputes Landlord’s determination of the Fair Market Rental Rate, Tenant shall nevertheless continue to pay rent at the rate determined by Landlord as the Fair Market Rental Rate.  In the event the rent as determined hereunder is at variance with the rent being paid by Tenant, Tenant shall within 10 days thereafter either pay the difference in a lump sum or receive a credit against future rent, as the case may be.  In the event that Landlord is sustained in its determination of Fair Market Rental Rate, Tenant shall pay all Landlord’s (as well as its own) costs and attorneys’ fees incurred in connection with the arbitration.

      (iv)           The base annual rent shall be increased on each anniversary of the Term Commencement Date throughout each of the Renewal Terms by an amount equal to three percent (3%) of the fixed annual rent payable during the Lease Year immediately preceding such anniversary (excluding escalations pursuant to Article 11 or Schedule C-2) (e.g., if the Fair Market Rental Rate is $1,402,791.55 during the first lease year of the first extended term, then during the second (2nd)  Lease Year of the first extended term, the fixed annual rent shall be $1,444,875.29 ($1,402,791.55 and 3% of $1,402,791.55), and during the third (3rd)  Lease Year of the first extended term, the fixed annual rent shall be $1,488,221.55 ($1,444,875.29 and 3% of $1,444,875.29)).

      (v)           During each extension period, the base year for determining additional rent under the escalation clauses in Article 11, Schedule C-2, and for determining the common area electric charge shall remain unchanged and continue to be the base year established at the commencement of the initial Demised Term.

ATTORNEY’S FEES

52.         In the event of a dispute hereunder, and an action or proceeding shall be commenced against the Tenant by Landlord, or by Landlord against Tenant, as the case may be, the prevailing party, after final court determination with appeals exhausted, shall be entitled to the reimbursement of reasonable attorney’s fees incurred by it from the non-prevailing party upon demand.

TENANT’S RIGHT OF OFFER

53.       Provided this Lease is in full force and effect, and that there shall not be an Event of Default beyond any applicable notice and cure periods in the performance of any of the terms, covenants or conditions (as defined in Article 29) herein contained with respect to a matter as to which notice of an Event of Default has been given hereunder and which has not been remedied within the time specified in this Lease, on and after the Term Commencement Date, subject and subordinate to (i) any rights of first offer, rights of first refusal, or any similar such rights of any existing tenants in the Building (including, without limitation, those of ADP, Inc.), (ii) any renewal rights of any tenants in the Building (including, without limitation, those of ADP, Inc.), and (iii) the right of Landlord to negotiate a renewal or extension of a lease with any tenants in the Building (including, without limitation, those of ADP, Inc.), Tenant shall have the right of offer with respect to the leasing of space in the Building on the first and third floors of the Building’s south wing (an “Expansion Space”) during the term of the Lease.  Such right of offer shall be exercisable, and shall be subject to the conditions following:

A.        Before offering a lease for an Expansion Space to a third party, Landlord shall send to Tenant written notice of its intention to rent an Expansion Space (a "Landlord's Notice").  Tenant shall have ten (10) business days from the date of delivery of such Landlord’s Notice to deliver to Landlord written notice (an “Acceptance Notice") wherein Tenant may agree to lease the Expansion Space on the terms specified herein.

B.         If Tenant declines to lease an Expansion Space or fails to reply to Landlord's Notice within said ten (10) business day period, Landlord may lease such Expansion Space to any third party upon any terms as Landlord may desire.

C.        If Tenant timely delivers an Acceptance Notice to Landlord, the parties shall promptly enter into a modification of lease agreement for the Expansion Space reflecting the terms herein, and shall make appropriate pro rata adjustments with respect to all items of additional rent which depend on the amount of space occupied by Tenant, including, but not limited to, tax escalations pursuant to Article 11, electric rent pursuant to Schedule C-2, and the number of parking spaces to be used by the Tenant pursuant to Article 9.

D.        If Tenant timely exercises its right of offer Landlord shall prepare and renovate such Expansion Space for use and occupancy by the Tenant (the “Expansion Space Work”) subject to a mutually agreeable plan and using building standard materials, and at a cost to Landlord not to exceed the “Pro Rata Work Letter” based upon the remaining term of this Lease.  The Pro Rata Work Letter shall be calculated by multiplying (i) the $14.26 cost per rentable square foot of Landlord’s Initial Construction to the Demised Premises, and Landlord Contribution to the Extra Work, including Landlord’s general contractor’s overhead and profit, paid by Landlord, multiplied by the rentable square feet of such Expansion Space and again multiplied by (ii) the ratio of the number of months remaining term of this Lease (at the time of the substantial completion of the Expansion Space Work) to   the 86 month period comprising the Demised Term.

E.         Upon substantial completion of the Expansion Space Work, the base annual rental rate, electricity rate and additional rent for the Demised Premises shall be increased by the rent allocable to such Expansion Space (the “Expansion Space Rent”).  The initial Expansion Space Rent shall be computed by multiplying (i) the total number of rentable square feet comprising such Expansion Space times (ii) the amount of base annual rental rate, electricity rate and additional rent per square foot then being paid by Tenant for the original Demised Premises hereunder, as theretofore escalated as in Articles “3” and “11” and Schedule C-2 hereof provided, and otherwise on the same terms and conditions as set forth in this Lease.

F.         In the event Tenant exercises its right of offer as hereinabove provided, upon substantial completion of such Expansion Space Work, should the Expiration Date be a date less than five (5) years from the date Landlord completes such Expansion Space Work, the Demised Term of this Lease shall be deemed amended and extended to terminate five (5) years from the date Landlord completes such Expansion Space Work, it being intention of Landlord and Tenant that the term of the Lease for the Demised Premises and the Expansion Space (including the expiration dates thereof) shall for all purposes be co-terminus. The Renewal Option set forth in Article 50 shall remain unaffected by an exercise of Tenant’s right of offer.

G.        If Tenant declines to lease an Expansion Space, Tenant acknowledges and agrees that Landlord may grant such tenants of such Expansion Space renewal options therefor and that the right of offer set forth in this Article 51 shall be subject and subordinate thereto.

H.        Landlord does not warrant the availability of Expansion Space.

SPACE REDUCTION OPTION

54.       Tenant shall have the ongoing right, upon six (6) months prior written notice to Landlord to surrender a portion of the Demised Premises, as shown on Exhibit 4 annexed hereto (the “Surrender Space”), provided that:

(a)         all fixed annual rent and additional rent associated with the Surrender Space shall be paid through and apportioned as of the date of such surrender, and Tenant shall surrender the demised premises in the condition required under this lease.

(b)         Upon Tenants surrender of the Surrender Space, the base annual rental rate payable by Tenant shall be reduced by the product of the number of feet comprising the Surrender Space multiplied by the escalated per square foot annual rental rate for the date of the surrender as set forth in Article 3. Tenant’s percentage of taxes due pursuant to Article 11 of the Lease and allowance of parking spaces pursuant to Article 9 shall also be correspondingly reduced.

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease as of the date first above written.

LANDLORD:
HUNTINGTON QUADRANGLE 2, LLC

By:
Name:
Title:

TENANT:
FALCONSTOR SOFTWARE, INC.

By:
Name:
Title:

State of                                   )
 )ss.:
County of                               )

On the ____ day of ______________, 2013, before me, the undersigned, a Notary Public in and for said State, personally appeared _________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

State of                                   )
 )ss.:
County of                               )

On the ____ day of ______________, 2013, before me, the undersigned, a Notary Public in and for said State, personally appeared _________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.